Exhibit 99.1

FOR IMMEDIATE RELEASE

Frontier Communications Sets New Course as Telecommunications Technology Company

Reduced Debt by Approximately $11 Billion and Recapitalized Balance Sheet to Support Multi-Year Transformation

New Executive Leadership and Board Committed to Operational Excellence and Long-Term Value Creation

Executing Initial Fiber Expansion Plan to Accelerate Fiber Build-Out and Enable Gig-Plus Speeds

Undertakes Comprehensive Review of Company’s Operations to be Completed by August

NORWALK, Conn., April 30, 2021 – Frontier Communications Parent, Inc. (“Frontier Communications” and, together with its subsidiaries, “Frontier”) today announced that the Company has successfully completed its financial restructuring process and emerged from Chapter 11. Through this process, Frontier has reduced its debt by approximately $11 billion and annual interest expense by approximately $1 billion. With a recapitalized balance sheet, Frontier is now well-positioned to accelerate its transformation to become a leading telecommunications technology company in the United States through investment in innovation, fiber infrastructure expansion and operational enhancements.

Frontier’s emergence from Chapter 11 follows receipt of all necessary state and federal approvals, as well as previous confirmation of the Company’s Plan of Reorganization by the U.S. Bankruptcy Court for the Southern District of New York.

As previously announced, Frontier’s common stock is expected to commence trading on the NASDAQ stock exchange under the ticker symbol FYBR at market open on May 4, 2021.

“Today Frontier takes a critical step forward in its multi-year strategic transformation, emerging as a stronger company poised to lead in its mission of Building Gigabit America,” said Nick Jeffery, President and Chief Executive Officer. “With a healthier financial position, we now have the right foundation to reinvent Frontier by accelerating investment in our fiber upgrades and delivering innovative solutions for our customers. Together, our team will accelerate our momentum and unlock Frontier’s full potential. I am honored to have the opportunity to lead the Company as we enter this new chapter.”

Mr. Jeffery continued, “I would like to express my appreciation to our customers, vendors and business partners for their support throughout our restructuring. I am also deeply grateful to our entire Frontier team for their hard work and constant dedication to keeping our customers connected. Frontier moves forward stronger, and with complete commitment to supporting the success of our stakeholders and delivering an exceptional experience for our customers.”

John Stratton, Executive Chairman of the Board of Directors, said, “Frontier has made significant progress in its transformation and has outstanding potential in its markets. Frontier now has a stronger balance sheet to invest and thrive through any cycle. The new Board and I look forward to working closely with Nick, who has a proven track record in our industry, and is off to a great start at Frontier. Together, we will capture the significant opportunities ahead for Frontier and drive sustainable, profitable growth, and enhanced value for our shareholders. I also want to express my appreciation to the retiring Board for its work on behalf of Frontier and all its stakeholders.”

Operational Review and Initial Fiber Expansion Plan

Frontier has embarked on a full operational review of its business that will consider every aspect of Frontier’s operations, including its approach to building its fiber network, customer engagement, digital strategy, costs, and organizational structure and culture. This review, which Frontier expects to complete by August, will build on the company’s initial fiber expansion plan that was launched during the financial restructuring.

Mr. Jeffery stated, “Our initial fiber expansion plan is a bold and ambitious undertaking that supports Frontier’s customer-centric strategy to become a fiber-rich provider with enhanced competitive positioning in markets with attractive returns. Through this plan, we will continue to deliver on our commitments to achieve improvements to our net promoter score, churn reduction, and wider customer and employee satisfaction. Our entire organization is energized and focused on the successful execution of our plan that will support Frontier’s mission well into the future.”

As part of the initial fiber expansion plan, Frontier is deploying capital and pursuing an extensive fiber build-out plan that will accelerate the Company’s transformation from a legacy provider of copper-based services to a fiber-based provider. This plan builds on Frontier’s successful Fiber-to-the-Home pilot program, using the planning, engineering, construction, and marketing knowledge gained from the pilot. Under the first phase of the plan, Frontier intends to invest heavily and pass more than 3 million homes and business locations, enabling a total of over 6 million homes and businesses with Gig-plus speeds.

Frontier is planning to pass approximately 495,000 additional locations in 2021.

As previously announced, in connection with the completion of its financial restructuring, Frontier Communications has formed a new eight-member Board of Directors, which includes six highly qualified, independent and diverse directors. Biographies for the new Board members can be found on the Company’s website frontier.com.

About Frontier Communications

Frontier Communications Parent, Inc. offers a variety of services to residential and business customers over its fiber-optic and copper networks in 25 states, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium, and enterprise businesses.

Forward-Looking Statements

This presentation contains "forward-looking statements," related to future events. Forward-looking statements address Frontier’s expected future business, financial performance, and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "may," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to: our ability to realize the anticipated benefits of the financial restructuring of our existing debt, existing equity interests and certain other obligations pursuant to the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code; our ability to comply with the restrictions imposed by covenants in our financing; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to successfully implement strategic initiatives, including opportunities to enhance revenue and realize productivity improvements; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; changes to our board of directors and management team upon emergence from bankruptcy or in anticipation of emergence, and our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed RDOF program; our ability to meet our CAF II obligations and the risk of penalties or obligations to return certain CAF II funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of state regulatory requirements that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects (such as highway construction) that impact our capital expenditures; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets or additional losses on assets held for sale; the effects of increased medical expenses and pension and postemployment expenses; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2020 and beyond; adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, or other adverse public health developments; potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing and working remotely, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us, and stress on our supply chain; the trading price and volatility of our common stock; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Contacts

Media:
Javier Mendoza
562-305-2345
Vice President, Corporate Communications and External Affairs
javier.mendoza@ftr.com

Investors:
Jacob Noyes
203-614-5074
Manager, Treasury and Investor Relations
ir@ftr.com